Exhibit 9.1

VOTING AGREEMENT

Dated as of April 1, 2024

This Voting Agreement, dated as of the date first set forth above (this “Agreement”), is entered into by and between Generating Alpha Ltd., a Saint Kitts and Nevis corporation (“Buyer”), Grom Social Enterprises, Inc., a Florida corporation (the “Company”), and each of the shareholders of the Company whose names appear on the signature pages of this Agreement (each, a “Company Shareholder” and, collectively, the “Company Shareholders”). Buyer, the Company and each Company Shareholder may be referred to herein individually as a “Party” and collectively as the “Parties”.

WHEREAS, Buyer and the Company have entered into that certain Securities Purchase Agreement (as amended from time to time in accordance with the terms thereof, the “SPA”), a copy of which has been made available to each Company Shareholder, pursuant to which the Company shall issue sell to Buyer a Convertible Promissory Note of the Company (the “Note”), which Note shall be convertible in certain instances into shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”), and to issue to the Buyer warrants to acquire certain shares of Common Stock (the “Warrants”);

WHEREAS, as of the date hereof, each Company Shareholder owns of record the number of equity securities of the Company as set forth below such Company Shareholder’s name on the signature pages hereof (all such securities and any underlying securities of the Company of which ownership of record or the power to vote is hereafter acquired by the Company Shareholders prior to the termination of this Agreement being referred to herein as the “Securities”); and

WHEREAS, in order to induce Buyer to enter into the SPA and to consummate the transactions as set forth therein (the “Transactions”), the Company Shareholders are executing and delivering this Agreement to Buyer and the Company.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, each of Company Shareholders (severally and not jointly), Buyer and the Company hereby agrees as follows:

Section 1. Definitions. Defined terms used herein without definition shall have the meaning given in the SPA.

Section 2. Agreement to Vote. Each Company Shareholder, by this Agreement, with respect to its Securities, severally and not jointly, hereby agrees to vote (and agrees to execute such documents and certificates evidencing such agreement as Buyer or the Company may reasonably request in connection therewith), at any meeting of the shareholders of the Company, and in any action by written consent of the shareholders of the Company, all of such Company Shareholder’s Securities (i) in favor of the approval and adoption of the SPA and the consummation of the Transactions; and (ii) in favor of the approval and authorization of the issuance to the Buyer of the securities of the Company to be issued at the Closings or upon any conversion of the Note or on any exercise of the Warrants; and in the case of each of (i) and (ii) including for purposes of compliance with Rule 5635 of the Nasdaq Listing Rules, or any replacement or successor or similar rule or regulation of the Nasdaq Stock Market or any securities exchange on which the Common Stock may be listed at any time (collectively, the “Approval Matters”).

Section 3. Transfer of Securities. Except as may be required by or permitted in the SPA, until the earlier of the Second Closing or the termination of the SPA, each Company Shareholder, severally and not jointly, agrees that it shall not, directly or indirectly, (a) sell, assign, transfer (including by operation of law), lien, pledge, dispose of or otherwise encumber any of the Securities or otherwise agree to do any of the foregoing (unless the transferee agrees to be bound by this Agreement), (b) deposit any Securities into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer (including by operation of law) or other disposition of any Securities (unless the transferee agrees to be bound by this Agreement), or (d) take any action that would have the effect of preventing or disabling the Company Shareholder from performing its obligations hereunder.

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Section 4. Representations and Warranties. Each Company Shareholder, severally and not jointly, represents and warrants for and on behalf of itself to Buyer as follows:

(a)	The execution, delivery and performance by such Company Shareholder of this Agreement and the consummation by such Company Shareholder of the transactions contemplated hereby do not and will not (i) conflict with or violate any Law or other Order applicable to such Company Shareholder, (ii) require any consent, approval or authorization of, declaration, filing or registration with, or notice to, any person or entity, (iii) result in the creation of any lien on any Securities (other than pursuant to this Agreement, the SPA or transfer restrictions under applicable securities laws or the Company’s Governing Documents) or (iv) conflict with or result in a breach of or constitute a default under any provision of the Company’s Governing Documents.

(b)	Such Company Shareholder has the power, authority and capacity to execute, deliver and perform this Agreement, and that this Agreement has been duly authorized, executed and delivered by such Company Shareholder.

(c)	The Company Shareholders, when taken together, have the power to effect the approval of the Approval Matters, without the need for the consent of additional parties including other shareholders of the Company.

Section 5. Termination. This Agreement and the obligations of Company Shareholders under this Agreement shall automatically terminate upon the earliest of (a) the first Business Day following the Second Closing; (b) the termination of the SPA in accordance with its terms; or (c) the mutual agreement of the Parties. Upon termination or expiration of this Agreement, no Party shall have any further obligations or liabilities under this Agreement; provided, however, such termination or expiration shall not relieve any Party from liability for any willful breach of this Agreement occurring prior to such termination of this Agreement.

Section 6. Miscellaneous.

(a)	Notices. Any notice or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered to it or sent by email, overnight courier or registered mail or certified mail, postage prepaid. Any Party may change its address for notices hereunder upon notice to the other Parties in the manner for giving notices hereunder. Any notice hereunder shall be deemed to have been given (i) upon receipt, if personally delivered, (ii) on the day after dispatch, if sent by overnight courier, (iii) upon dispatch, if transmitted by email with return receipt requested and received and (iv) three (3) Business Days after mailing, if sent by registered or certified mail. Notices to the Company or the Buyer shall be sent to the address as set forth in the SPA. Notices to any Company Shareholder shall be sent to the address for notices as set forth on the signature pages hereto.

(b)	Attorneys’ Fees. In the event that any Party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing Party shall be reimbursed by the losing Party for all costs, including reasonable attorney’s fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

(c)	Amendments; No Waivers.

(i)	Other than as specifically set forth herein, this Agreement may be amended, modified, superseded, terminated or cancelled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by all of the Parties.

(ii)	Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any Party of the performance of any obligation by another Party shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing.

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(iii)	Neither any failure or delay in exercising any right or remedy hereunder or in requiring satisfaction of any condition herein nor any course of dealing shall constitute a waiver of or prevent any Party from enforcing any right or remedy or from requiring satisfaction of any condition. No notice to or demand on a Party waives or otherwise affects any obligation of that Party or impairs any right of the Party giving such notice or making such demand, including any right to take any action without notice or demand not otherwise required by this Agreement. No exercise of any right or remedy with respect to a breach of this Agreement shall preclude exercise of any other right or remedy, as appropriate to make the aggrieved Party whole with respect to such breach, or subsequent exercise of any right or remedy with respect to any other breach.

(d)	No Consequential or Punitive Damages. Notwithstanding anything else contained herein, no Party shall seek, nor shall any Party be liable for, consequential, punitive or exemplary damages, under any tort, contract, equity, or other legal theory, with respect to any breach (or alleged breach) of this Agreement or any provision hereof or any matter otherwise relating hereto or arising in connection herewith, other than for any punitive damages actually ordered by a Governmental Authority and thereafter finally paid.

(e)	Expenses. Unless otherwise contemplated or stipulated by this Agreement or the SPA, all costs and expenses incurred in connection with this Agreement shall be paid by the Party incurring such cost or expense.

(f)	Successors and Assigns; Benefit. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. No Party shall have any power or any right to assign or transfer, in whole or in part, this Agreement, or any of its rights or any of its obligations hereunder, including, without limitation, any right to pursue any claim for damages pursuant to this Agreement or the transactions contemplated herein, or to pursue any claim for any breach or default of this Agreement, or any right arising from the purported assignor’s due performance of its obligations hereunder, without the prior written consent of the other Parties and any such purported assignment in contravention of the provisions herein shall be null and void and of no force or effect.

(g)	Third-Party Beneficiaries. This contract is strictly between the Parties and, except as specifically provided herein, no director, officer, shareholder, employee, agent, independent contractor or any other Person shall be deemed to be a third-Party beneficiary of this Agreement.

(h)	Governing Law; Etc.

(i)	This Agreement, and any and all claims, proceedings or causes of action relating to this Agreement or arising from this Agreement or the transactions contemplated herein, including, without limitation, tort claims, statutory claims and contract claims, shall be interpreted, construed, governed and enforced under and solely in accordance with the substantive and procedural laws of Nevada, in each case as in effect from time to time and as the same may be amended from time to time, and as applied to agreements performed wholly within the State of Nevada.

(ii)	ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN SHALL BE INSTITUTED SOLELY IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATES OF NEVADA, AND EACH PARTY IRREVOCABLY SUBMITS TO THE PERSONAL JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

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(iii)	EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN, THE PERFORMANCE THEREOF OR THE FINANCINGS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 6(h)(iii).

(i)	Specific Performance. Each Party agrees that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that each Party shall be entitled to seek specific performance of the terms hereof in addition to any other remedy at law or in equity.

(j)	Severability. If any provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner adverse to any Party. Upon such determination that any provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated herein are fulfilled to the extent possible.

(k)	Entire Agreement. This Agreement, the SPA and the other Transaction Documents constitute the entire agreement between the Parties with respect to the subject matter hereof and thereof and supersedes all prior agreements and understandings, both oral and written, between the Parties with respect to the subject matter hereof and thereof.

(l)	Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature page follows]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed effective as of the Effective Date.

Grom Social Enterprises, Inc.

By:
Name	Darren Marks
Title:	Chief Executive Officer

Generating Alpha Ltd.

By:
Name:	Maria Cano
Title:	Director

(Company Shareholders signatures appear on following pages)

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Company Shareholder: ________________________________

By:
Name
Title:

Shares of the Company Common Stock held: _____________

Other classes of shares of the Company held: ________________________________________

Overall voting power: ____________%

Address for notices:

_____________________________

_____________________________

_____________________________

_____________________________

_____________________________

Email: _____________________________

(Company Shareholders’ Signature Pages to Voting Agreement)